Exhibit 4.3

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Warrant No. CW-8	Number of Shares: 10,047 (subject to adjustment)
Date of Issuance: October 27, 1993

TESSERA, INC.

Common Stock Purchase Warrant

(Void after October 27, 2003)

Tessera, inc., a Delaware corporation (the “Company”), for value received, hereby certifies that LERNER, DAVID, LITTENBERG, KRUMHOLZ & MENTLIK, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before the earlier of: (i) the tenth (10th) annual anniversary date after the date of issuance, or (ii) the fifth (5th) annual anniversary after the consummation of the Company’s initial underwritten public offering of its Common Stock (as defined in the Certificate of Incorporation), the aggregate gross proceeds from which exceed Five Million Dollars ($5,000,000), at no later than 5:00 p.m. (New York time), 10,047 shares of Common Stock, $.01 par value per share, of the Company, at a purchase price of $.10 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1. Exercise.

(a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(b) The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by cancelling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to subsection 1(c) below (the “Exercise Date”) over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

(i) of the Common Stock is listed on a national securities exchange, the NASDAQ National Market System, the NASDAQ system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

(ii) If the Common Stock is not listed on a national securities exchange, the NASDAQ National Market System, the NASDAQ system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

(c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares purchased by the Registered Holder upon such exercise plus

(b) the number of Warrant Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 1(b) above.

2. Adjustments.

(a) General. The Purchase Price shall be subject to adjustment from time to time pursuant to the terms of this Section 2.

(b) Recapitalizations. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

(c) Mergers, etc. If there shall occur any capital reorganization or reclassification of the Company’s Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(b) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

(d) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(e) Certificate of Adjustment. When any adjustment is required to be made pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b) above.

4. Requirements for Transfer.

(a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

(c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired by the Registered Holder for such holder’s own account for investment. These Warrants may not be pledged, hypothecated, sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is satisfactory in form and substance to the Company to the effect that such registration is not required under said Act.”

“This certificate and the shares represented hereby are also subject to certain rights of first refusal granted to the Company and certain other restrictions and may not be offered for sale, sold, bequeathed, transferred (including by will or pursuant to the laws of descent and distribution or otherwise), pledged, encumbered or otherwise disposed of except as provided in Section 5 of that certain Stock Purchase Agreement dated as of June 13, 1991, as amended, by and among the parties named therein, and as provided in that certain Shareholders Agreement dated as of June 13, 1991, by and among the parties named therein, copies of which agreements are on file at the office of the Company. Any purported transfer in violation of such agreements shall be void.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6. Liquidating Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

7. Notices of Record Date, etc. In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11. Transfers, etc.

(a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

(b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

(c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Right of First Refusal Agreement. It shall be a condition to any issuance by the Company of any shares to the Registered Holder that the Registered Holder executes and delivers to the Company a Right of First Refusal Agreement, which Agreement shall contain the provisions set forth in Section 5 of that certain Stock Purchase Agreement dated as of June 13, 1991, as amended, by and among the parties named therein, which provisions are incorporated by this reference.

13. Grant or Registration Rights. Simultaneously with the execution of this Warrant by the Company, the Company and the Registered Holder shall execute a Consent to be Bound by the Amended Registration Rights Agreement substantially in the form attached hereto as Exhibit III whereby the Holder shall become a party to that certain Amended Registration Rights Agreement, dated as of May 15, 1993, between the Company and certain holders of its securities (the “Amended Registration Rights Agreement”) substantially in the form attached hereto as Exhibit IV. Pursuant to the terms of the Amended Registration Rights Agreement, the Holder shall be deemed an “Investor” and a “Venture Investor,” as such terms are defined in the Amended Registration Rights Agreement, and the Common Stock of the Company issued upon exercise of this Warrant shall be deemed to be “Conversion Shares” for the purposes of the Amended Registration Rights Agreement.

14. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

15. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

16. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

17. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

18. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York.

TESSERA, INC.

By:	[ILLEGIBLE]
Title:	[ILLEGIBLE]

Address:	3099 Orchard Drive
San Jose, California 95134
Tel. No:	(408) 894-0700
Fax No:	(408) 894-0768

Date: 10/27/1993

EXHIBIT I

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.         ), hereby irrevocably elects to purchase              shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $                    , representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

☐	$ in lawful money of the United States; and/or

☐	The cancellation of such portion of the attached Warrant as is exercisable for a total of Warrant Shares (using a Fair Market Value of $ per share for purposes of this calculation).

Signature:
Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                                                    hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.             ) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:
Signature:

Dated:
Witness:

EXHIBIT III

Consent to be Bound by the

Amended Registration Rights Agreement

(See Tab #3)

EXHIBIT IV

Amended Registration Rights Agreement

(See Tab 1, Exhibit D)

be deemed effective upon the earlier of (i) receipt or (ii) the third day after mailing in accordance with the terms of this Section 13.

14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Preferred Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder but at the Company’s expense, acknowledge in writing its continuing obligation to the Holder in respect of any rights (including, without limitation, any right to registration of the Shares pursuant to Section 9 above) to which the Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

15. Remedies. The Company stipulates that the remedies at, law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof.

16. Enforcement Costs. If any party to, or permitted Holder of, this Warrant seeks to enforce its rights hereunder by legal proceedings, then the non-prevailing party shall pay all reasonable costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees (including the allocable costs of in-house counsel).

17. Lost Warrants or Stock Certificates. The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

18. Certain Expenses. Except as otherwise specifically provided herein, the Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes and taxes on or measured by the income of the Holder) and other governmental charges that may be imposed in respect of, the issuance, sale and delivery of this Warrant, the shares of Preferred Stock issuable upon exercise hereof and the shares of Common Stock issuable upon conversion of the Preferred Shares.

19. Counterparts. This Warrant may be signed in counterparts, both of which when taken together shall be deemed to constitute the same instrument.

20. Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

TESSERA, INC.

By:	/s/ JOHN SMITH
Title:	President
Address:	3099 Orchard Drive San Jose, CA 95134

LINC CAPITAL, INC.

By:
Title:	Senior V.P.
Address:	303 E. Wacker Dr., Suite 1000 Chicago, Illinois 60601

EXHIBIT A

Notice of Exercise

To:

1. The undersigned hereby elects to purchase shares of the Series C 10% Cumulative Convertible Preferred Stock of Tessera, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. In connection therewith, the undersigned hereby reaffirms the representations made by it in Section 7(d) of the attached Warrant.

3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

(Signature)

(Date)

EXHIBIT A-1

Notice of Exercise

To:

1 . Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement of Form S-             filed                         ,             , the undersigned hereby elects to purchase              shares of the Series C 10% Cumulative Convertible Preferred Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

2. In connection therewith, the undersigned hereby reaffirms the representations made by it in Section 7(d) of the attached Warrant.

3. Please deliver to the custodian for the selling stockholders a stock certificate representing such              shares.

4. The undersigned has instructed the custodian for the selling stockholders to deliver to the Company $             or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)

Date

Exhibit B

Piggy-Back Registration Rights

EXHIBIT B

PIGGY-BACK REGISTRATION RIGHTS GRANTED TO HOLDER

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant. Holder shall have piggy-back registration rights as follows:

1. Piggyback Registrations.

(a) Other Piggyback Rights. Holder acknowledges that the Company has granted piggy-back registration rights pursuant to a Registration Rights Agreement as amended and restated May 15, 1993 and as further amended by various consents to be Bound, with the last such Consent to be Bound dated as of June 19, 1996 , a Registration Rights Agreement dated as of December 27, 1996 as amended to date, as well and pursuant to equipment leases and other arrangements (collectively, the “Other Registration Rights”). Holder acknowledges that the Company may grant additional piggy-back registration rights after the date hereof, and any such rights shall be included in the definition of Other Registration Rights.

(b) Right to Piggyback. On each occasion, if any, following the date hereof that the Company contemplates filing with Securities and Exchange Commission (the “Commission”) a registration statement under the Act relating to the primary sale by the Company of shares of Common Stock other than (a “Piggyback Registration”) (i) a registration relating solely to employee benefit plans; or (ii) a registration relating solely to a Rule 145 transaction, the Company shall notify the Holder in writing of its intention to do so at least thirty (30) days prior to the filing of each such registration statement. Subject to Section 1(e) and Section 1(f) below, the Company shall include in such registration all Registrable Securities with respect to which the Company has received written requests, within fifteen (15) days of receipt of such notice from the Company, for inclusion.

(c) “Registrable Securities” means (i) any Common Stock issued upon conversion of the Preferred Stock issued upon exercise of the Warrant, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable when they have been distributed to the public pursuant to a offering registered under the Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Act (or a similar rule then in force). Holder shall be entitled to notice of a Piggyback Registration even if Holder does not own Registrable Securities if Holder has the right to acquire (x) Registrable Securities upon conversion of the Preferred Stock, (y) Preferred Stock upon exercise of the Warrant.

(d) Piggyback Expenses. All Registration Expenses (as such term is defined in Section 3 hereof) shall be paid by the Company in all Piggyback Registrations.

(e) Priority on Registrations. If the managing underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten in any underwritten registration, all securities that the Company proposes to sell shall be included in such registration prior to the inclusion of any other shares. Thereafter, the number of shares to be underwritten shall be allocated among the Holder and the holders of Other Registration Rights pro rata on the basis of the number of shares owned by each.

(f) Requirements in an Underwritten Registration. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the company shall so advise the Holder as a part of the written notice given pursuant to Section 1 (b). In such event, the right of Holder to registration pursuant to the terms of this Exhibit B shall be conditioned upon Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

2. Registration Procedures. Whenever required to effect the registration of any Registrable Securities, the Company shall, as soon as practicable:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and upon the request of the holders of a majority of the shares registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or until the distribution contemplated in the registration statement has been completed.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions.

(d) Notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(e) Furnish to the holders or Registrable Securities participating in such registration and, if applicable, to the underwriters of the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

(f) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

2

3. Registration Expenses. All expenses incurred by the Company in complying with any Piggyback Registration, including without limitation fees and disbursements of counsel for the Company, all registration, qualification and filing fees, printing expenses, escrow fees, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration shall be paid by the Company. In addition, the Company shall pay fees and disbursements (not exceeding $2,500) of one counsel for the Holder

4. Indemnification.

(a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify Holder and its officers and directors and partners, and each person controlling Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant hereto, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of the Act or any rule or regulation promulgated under the Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse or pay for the account of Holder and its officers and directors, and each person controlling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder or its controlling person or underwriter and stated to be specifically for use therein.

(b) Indemnification by Holder. To the extent permitted by law, Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other holder of securities included therein and each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse or pay for the account of the Company, such holders, such directors, officers, persons, underwriters or control persons for any legal or any other

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expenses reasonably incurred (as and when incurred) in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein; provided, however, that the liability of Holder for indemnification shall not exceed the net proceeds from the offering received by Holder, unless such liability arises out of or is based on willful misconduct of Holder.

(c) Required Notices. Each party entitled to indemnification hereunder (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, further, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

(d) Contribution. If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement (or alleged untrue statement) or omission (or alleged omission) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity

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to correct or prevent such statement or omission; provided, that in no event shall any contribution by Holder hereunder exceed the net proceeds from the offering received by Holder.

(e) Survival. The obligations of the Company and Holder hereunder shall survive the completion of any offering of Registrable Securities in a registration statement pursuant hereto.

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